CONTRIBUTIONAGREEMENT

          This CONTRIBUTION AGREEMENT is made as of May 19, 2017 (this “Agreement”), by and among Ember Therapeutics, Inc., a Delaware Corporation located at 302 West 12th Street, Suite 114, New York, NY 10014 (the “Company”), and Migralex Brands, Inc., a Delaware Corporation located at 302 West 12th Street, Suite 114, New York, NY 10014 (“Migralex”).

          WHEREAS, Migralexis a wholly owned subsidiary of the Company; and

          WHEREAS, the Company and Migralex desire to enter into this Agreement pursuant to which Company will convey certain assets and liabilities to Migralex in exchange for One Hundred Percent (100%) shares of Migralex, on the terms and subject to the conditions set forth in this Agreement (the “Contribution”).

          NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

          1. Contribution of Assets. On the terms and subject to the conditions set forth in this Agreement, the Company hereby contributes, transfers, assigns, conveys and delivers to Migralex all assets associated with Migralex’s over-the-counter line beauty products, and Migralex does hereby acquire and accept from the Company, all of the Company’s right, title and interest in, to and under the assets described in Schedule I(the “ Assets”).

          2. Assumed Liabilities . The Contribution is subject to the assumption by Migralex of all liabilities and obligations of the Company to the extent exclusively or primarily resulting from, relating to or arising out of the Assets of whatever kind or nature (whether absolute, accrued, contingent, determined, determinable, disclosed, known or unknown, or otherwise) (the “Assumed Liabilities”). Migralex hereby assumes and shall perform, pay and discharge when due the Assumed Liabilities. Nothing contained herein shall prevent Migralex or its affiliates from contesting in good faith any of the Assumed Liabilities with any third-party obligee.

          3. Consideration. As consideration for the contribution of the Assets set forth under Section 1, Migralex agrees to issue One Hundred Percent (100%) sharesto the Company.

          4. Representations and Warranties of the Company.

(a)	Organization of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b)

Authority. The Company has all requisite power and authority to execute and deliver this Agreement, to carry out its obligations hereunder, and to consummate the transactions contemplated hereby. The Company has obtained all necessary corporate approvals for the execution and delivery of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby.

This Agreement has been duly executed and delivered by the Company and (assuming due authorization, execution and delivery by Migralex) shall constitute the Company’s legal, valid and binding obligation, enforceable against it in accordance with its terms.

(c)

Ownership and Transfer of Assets. The Company has valid, good and marketable title to, or in the case of leased or subleased Assets, valid and subsisting leasehold interests in, all of the Assets, and such Assets are free and clear of all liens. The Company has the unrestricted right to contribute, sell, transfer, assign, convey and deliver to Migralex all right, title and interest in and to, or in the case of leased or subleased Assets, all right, title and interest in and to the leasehold interest relating to, the Assets without penalty or other adverse consequences.

          5. Representations and Warranties of Migralex.

(a)	Organization of Migralex. Migralex is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b)

Authority. Migralex has all requisite power and authority to execute and deliver this Agreement, to carry out its obligations hereunder, and to consummate the transactions contemplated hereby. Migralex has obtained all necessary corporate approvals for the execution and delivery of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Migralex and (assuming due authorization, execution and delivery by the Company) shall constitute Migralex’s legal, valid and binding obligation, enforceable against it in accordance with its terms.

          6. Further Assurances. The Company and Migralex agree to execute any and all documents and instruments of transfer, assignment, assumption or novation and to perform such other acts as may be reasonably necessary or expedient to further the purposes of this Agreement and the transactions contemplated by this Agreement.

          7. Entire Agreement. This Agreement constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, representations and warranties and agreements, both written and oral, with respect to such subject matter.

          8. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          9. No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

          10. Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

          11. Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

          12. Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Delaware. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States or the courts of the State of New York in each case located in the city of New York City and County of New York, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by mail to such party’s address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

          13. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

EMBER THERAPEUTICS, INC.

By:

Joseph Hernandez
Director

MIGRALEX, INC.

By:

Joseph Hernandez
Director

SCHEDULE I

1.

Contracts. Any and all binding written, oral, implied or other agreement, contract, understanding, arrangement, instrument, note, guaranty, indemnity, deed, assignment, power of attorney, certificate, purchase order, work order, insurance policy, benefit plan or commitment relating to the Migralex business to which Ember is a party by which Ember or any of its assets is bound or under which Ember has any obligation; or under which Ember has any right or interest. Including the following:

1.1. Vendor Agreement, dated October 2013, between Ember and drugstore.com, inc;
1.2. Licensing Agreement between Ember and GS1 US;
1.3. Client Services Agreement, dated December 21, 2012, between Ember and Media Design Group, LLC;
1.4. Mutual Confidentiality Agreement, dated August 7, 2014, between Ember and Tedor Pharma Inc;
1.5. Insertion Order, dated March 18, 2013, between Ember and ValusDirect, LLC;
1.6. Service Agreement, dated March 28, 2013, between Ember and West Direct, LLC; and
1.7. Consulting Agreement between Ember and Dr. Mauskop.

2.

Inventory. The current inventory and pending orders of finished goods, including finished goods, work in process, raw materials, packaging materials, current and future formulations, current in store credits, store inventory and related material with respect to the Migralex business.

3.

Intellectual Property Rights. Any and all of the following intangible worldwide legal rights of Ember with respect to the Migralex business, whether or not filed, perfected, registered or recorded: (i) patents, patent applications, and patent rights, including any and all continuations, continuations-in-part, divisions, reissues, reexaminations or extensions thereof, whether now existing or hereafter filed, issued or acquired; (ii) rights associated with works of authorship (including audiovisual works), including copyrights, copyright applications, and copyright registrations, moral rights; (iii) rights relating to the protection of trade secrets and confidential information; (iv) design rights and industrial property rights; (v) any rights analogous to those set forth in the preceding clauses and any other proprietary rights relating to intangible property including trademarks, service marks, trademark and service mark registrations and applications therefor, trade names, rights in trade dress and packaging and all goodwill associated with the same; (vi) rights in customer and prospect lists, trade secrets, know-how, designs, plans and specifications; and (vii) all rights to sue for any past, present or future infringement of any of the foregoing rights and the right to all income, royalties, damages and payments now or hereafter due or payable with respect to any of the foregoing rights, including without limitation damages for past, present or future infringement thereof. Including the following:

3.1. Assigned Patent Registration
3.1.1. US Patent Number 5,538,959, issued July 23, 1996 – expired
3.1.2. US Patent Number 5,914,129, issued June 22, 1999
3.2. Assigned Trademarks Registrations and Trademark Applications
3.2.1. Trademark DR. MAUSKOP’S MIGRALEX, Reg. No. 4,011,613 Registered Aug. 16, 2011
3.2.2. Trademark MIGRALEX, Reg. No. 3,781,559 Registered April 27, 2010
3.2.3. Trademark HEADACHE RELIEF FOR MORE THAN JUST HIS PATIENTS, Reg. No. 3,794,316, Registered May 25, 2010 (expired)

3.3. any and all copies in a tangible medium and other tangible embodiments of (i) the
Documentation (as defined below); and (ii) the Intellectual Property Rights.

4.

Documentation, Website and Domain Names. Current customer accounts, all programmers’ notes or logs, source code annotations, user guides, manuals, instructions, software architecture designs, layouts, any know-how, and any other designs, plans, drawings, documentation or materials that are related in any manner to any Intellectual Property Rights, whether in tangible or intangible form (the “Documents”), and any websites or domain names related to the Migralex business, including:

4.1.1. buymigralex.com
4.1.2. drmauskopmigralex.com
4.1.3. drmauskopsmigralex.com
4.1.4. drmouskopsmigralex.com
4.1.5. getmigralex.com
4.1.6. magralex.com
4.1.7. magrilex.com
4.1.8. migralax.com
4.1.9. migralex-for-headaches.com
4.1.10. migralex.com
4.1.11. migraplex.com
4.1.12. migrelax.com
4.1.13. migrelex.com
4.1.14. migrilex.com
4.1.15. migrolex.com
4.1.16. mygralex.com
4.1.17. mygrelex.com
4.1.18. mygrilex.com
4.1.19. mygrolex.com

5.	Accounts Receivable and Vendor Credits. Any and all accounts receivable and vendor credits of Ember attributable to the Migralex business as of the date hereof.
6.	Marketing and Promotional Information and Materials.
6.1.

All documentation, marketing materials, promotional literature, videos, commercials, images and other sales or marketing-related materials and other collateral information used in connection with the Migralex business as of the date hereof; and (ii) any computer equipment used for the Migralex business together with all software installed on such computer equipment, including the following:

6.1.1. Celebrity Endorsements
6.1.1.1. Stephanie Seymour, quotes and photos
6.1.1.2. Paul Shaffer, quote and photo
6.2.

All marketing and sales information, including customer pricing, marketing plans, business plans, financial and business projections, customer lists, customer relationship management and sales tracking software and data and all other files and records (or applicable portions thereof) pertaining to the Migralex business.

7.

Telephone Number. The toll free number that is exclusively related to the Migralex business, any software and associated hardware used to operate the ordering and customer support software of the Migralex business.

8.

Liabilities. Migralex shall assume and pay, perform and discharge when due any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured, determined or determinable, known or unknown, including, without limitation, those arising under any law, action or governmental order and those arising under any contract, agreement, arrangement, commitment or undertaking of Ember arising out of or related to the Migralex business or contributed assets, including, without limitation, (i) all liabilities under the Section 1 hereof arising on or after the date of hereof, (ii) all liabilities for taxes with respect to the contributed assets that arise after the date hereof, and (iii) all account payables incurred or accruing from and after the hereof.

9.	Excluded Contracts
	9.1.	Government Contracts
		9.1.1.	Ember is not, and has not been a party to any contract or arrangement with any foreign or U.S. federal, state or local government agency relating to the Migralex assets.
	9.2.	Oral Contracts
		9.2.1.	Ember is not, and has not been a party to any material contract or arrangement that has not been set forth in a written contract.